As filed with the Securities and Exchange Commission on May 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIODEL INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Saw Mill Road
Danbury, Connecticut 06810
(203) 796-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Errol De Souza, Ph.D.
President and Chief Executive Officer
Biodel Inc.
100 Saw Mil Road
Danbury, Connecticut 06810
(203) 796-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stuart R. Nayman
Hand Baldachin & Amburgey LLP
8 East 40th Street, 12th Floor
New York, New York 10018
Telephone: (212) 956-9500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Debt Securities	(4)	(4)	(4)	(4)
Common Stock, par value $0.01 per share	(4)	(4)	(4)	(4)
Preferred Stock, par value $0.01 per share	(4)	(4)	(4)	(4)
Warrants	(4)	(4)	(4)	(4)
Units	(4)	(4)	(4)	(4)
Total			$75,000,000 (5)	$10,230.00

(1)	There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units consisting of any such securities, as will have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. The securities registered also include such indeterminate amounts and numbers of shares of common stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	In U.S. dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement.

(4)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(5)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by the Registrant of up to $75,000,000 of the registrant’s debt securities, common stock, preferred stock, warrants or units; and

•	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to $14,000,000 of the registrant’s common stock that may be offered, issued and sold under the At-the-Market Issuance Sales Agreement, dated May 13, 2013, between the registrant and MLV & Co. LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus may be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

SUBJECT TO COMPLETION, DATED MAY 13, 2013

PROSPECTUS

$75,000,000
of
Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may offer and sell, from time to time in one or more offerings, up to $75,000,000 aggregate dollar amount of debt securities, common stock, preferred stock, warrants or units. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters, directly to investors or through agents. We will provide you with specific terms of any offering, including the names of any underwriters or agents, in supplements to this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BIOD.” On May 10, 2013, the last reported sale price of our common stock was $3.13 per share. As of May 10, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $43.9 million. We have not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves significant risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May   , 2013.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

About this Prospectus	ii
Summary	1
Risk Factors	2
Special Note Regarding Forward-Looking Statements	3
Use of Proceeds	5
Dilution	5
The Securities We May Offer	6
Description of Debt Securities	7
Description of Common Stock and Preferred Stock	12
Description of Warrants	16
Description of Units	18
Legal Ownership of Securities	19
Plan of Distribution	22
Legal Matters	24
Experts	24
Where You Can Find More Information	24
Incorporation of Certain Documents by Reference	24

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell debt securities, common stock, preferred stock, warrants or units, or any combination of those securities, in one or more offerings, up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will, to the extent required by applicable law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement, or in any “free writing prospectus” we may authorize to be delivered to you, any of the information contained or incorporated by reference in this prospectus. To the extent that there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, except that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

ii

SUMMARY

Biodel Inc.

We are a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Our most advanced program involves developing proprietary formulations of injectable recombinant human insulin, or RHI, designed to be more rapid-acting than the “rapid-acting” mealtime insulin analogs currently used to treat patients with Type 1 and Type 2 diabetes. We, therefore, refer to these formulations as our “ultra-rapid-acting” insulin formulations. In addition to our RHI-based formulations, we are using our formulation technologies to develop new ultra-rapid-acting formulations of insulin analogs. These insulin analog-based formulations generally use the same or similar excipients as our RHI-based formulations and are designed to be more rapid-acting than the “rapid-acting” mealtime insulin analogs. However, they may present characteristics that are different from those offered by our RHI-based formulations. We are also developing stable glucagon presentations for use as a rescue treatment for diabetes patients experiencing severe hypoglycemia and a concentrated RHI-based insulin formulation using the same or similar technologies we use to develop our ultra-rapid-acting insulin formulations.

Corporate Information

We were incorporated in the State of Delaware in December 2003. Our principal executive offices are located at 100 Saw Mill Road, Danbury, Connecticut 06810, and our telephone number is (203) 796-5000. Our website address is http://www.biodel.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. References in this prospectus to “Biodel,” “we,” “our,” “us” and other similar terms mean Biodel Inc., unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and the documents we incorporate by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including:

•	the progress, timing or success of our research and development and clinical programs for our product candidates, including the resulting data from clinical trials of an ultra-rapid-acting insulin formulation or a stable glucagon presentation;

•	our ability to complete our ongoing Phase 2 clinical trial of BIOD-123, our lead candidate for an ultra-rapid-acting insulin formulation, and the outcome of that trial;

•	the success of our formulation development work to improve the stability of our newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations;

•	our ability to conduct the development work necessary to select a lead product candidate for glucagon intended as a rescue treatment for severe hypoglycemia and commence preclinical development and clinical trials of that product candidate;

•	the results of our real-time stability programs for our RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and our ability to accurately project real-time stability on the basis of accelerated testing;

•	our ability to accurately anticipate technical challenges that we may face in the development of our ultra-rapid-acting RHI- and insulin analog-based product candidates or our glucagon rescue product candidates;

•	our ability to secure approval by the U.S. Food and Drug Administration, or the FDA, for our product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act;

•	our ability to conduct pivotal clinical trials and other tests or analyses required by the FDA to secure approval to commercialize an ultra-rapid-acting insulin formulation or a stable glucagon presentation;

•	our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves;

•	our ability to enforce our patents for our product candidates and our ability to secure additional patents for our product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the degree of clinical utility of our product candidates, particularly with regard to our ultra-rapid-acting insulin formulations, which have not yet been shown to be clinically superior to existing rapid-acting insulin analogs;

•	the emergence of competing technologies and products and other adverse market developments, such as advancements in glucagon stabilization technologies that could enable a room-temperature rescue product in a portable, easy to use presentation;

•	the ability of our contract manufacturing organizations or collaborators to produce our products in our final dosage form;

•	our commercialization, marketing and manufacturing capabilities and strategies; and

•	our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus or any prospectus supplement and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part or to any document incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and, therefore, it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus and may change prior to the end of each quarter or the year. While we may elect to update forward-looking statements at some point in the future, we do not assume any obligation to update any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds to us from our sale of securities under this prospectus for general corporate purposes, including sales and marketing expenses, clinical trial costs, research and development expenses, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We may set forth in a prospectus supplement relating to a specific offering our intended uses for the net proceeds to be received from our sale of securities in that offering. Pending any such uses, we intend to invest the proceeds in a variety of capital preservation investments, including short-term or long-term investment-grade, interest-bearing instruments.

DILUTION

To the extent required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants to purchase any such securities or units consisting of any combination of debt securities, common stock, preferred stock or warrants. In this prospectus, we refer to such debt securities, common stock, preferred stock, warrants and units that may be sold by us, collectively, as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the terms on which the notes may be convertible into or exchangeable for common stock or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; or

•	To change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Authorized Capital Stock

The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 62,500,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of May 10, 2013, we had 14,242,967 shares of common stock outstanding.

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders. Holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our board of directors has designated 2,000,000 of the 50,000,000 authorized shares of preferred stock as Series A Convertible Preferred Stock and 4,000,000 of the 50,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock. As of April 30, 2013, we had 1,813,944 shares of Series A Preferred Stock and 3,605,607 shares of Series B Preferred Stock outstanding. Subject to certain limitations preventing holders of Series A Preferred Stock and Series B Preferred Stock from converting their shares if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of common stock then issued and outstanding, each share of Series A Preferred Stock is convertible into one quarter of a share of common stock (or an aggregate of 453,486 shares of common stock) and each share of Series B Preferred Stock is convertible into one share of common stock (or an aggregate of 3,605,607 shares of common stock). In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred Stock and Series B Preferred Stock will receive a payment equal to $0.01 per share of preferred stock before any proceeds are distributed to the holders of common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock specifically ranking by its terms senior to the Series A Preferred Stock or the Series B Preferred Stock, holders of the Series A Preferred Stock and Series B Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of capital stock that participates with the common stock in such distributions. Shares of Series A Preferred Stock and Series B Preferred Stock generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock and the consent of the holders of a majority of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock. The Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. Holders of Series B Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the specific terms of the preferred stock, including, if applicable, the following:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if convertible, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if exchangeable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. This could also permit our board of directors to institute a stockholder rights plan or “poison pill”.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Staggered Board

Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BIOD.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We may issue warrants for the purchase of debt securities, common stock or preferred stock. As described in the applicable prospectus supplement, we may issue warrants separately or in the form of units together with one or more additional warrants, debt securities, common stock or preferred stock, or any combination of those securities. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We may issue units consisting of any combination of debt securities, common stock, preferred stock or warrants. The applicable prospectus supplement will describe the following terms of any units:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock or warrants comprising the units; and

•	any applicable material U.S. federal income tax consequences.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus from time to time in any one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Hand Baldachin & Amburgey LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2011 and 2012 and for each of the three years in the period ended September 30, 2012 and for the period from December 3, 2003 (inception) to September 30, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.biodel.com. Information included on our website is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the SEC on December 21, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2012, as filed with the SEC on February 14, 2012 and for the quarterly period ended March 31, 2013, as filed with the SEC on May 13, 2013;

•	our Current Reports on Form 8-K filed with the SEC on October 11, 2012, November 7, 2012 and March 11, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated May 8, 2007, including any amendments or reports filed for the purpose of updating that description.

In addition, this prospectus incorporates by reference all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (2) after the date of this prospectus and prior to the completion or termination of this offering of securities even though such documents are not specifically identified in this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Biodel Inc. 100 Saw Mill Road Danbury, Connecticut Attention: General Counsel Telephone: (203) 796-5000

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

SUBJECT TO COMPLETION, DATED MAY 13, 2013

PROSPECTUS

$14,000,000

Common Stock

Biodel Inc. has entered into an At-the-Market Issuance Sales Agreement, or the sales agreement, with MLV & Co. LLC, or MLV, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $14 million from time to time through MLV acting as our sales agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BIOD.” On May 10, 2013, the last reported sale price of our common stock was $3.13 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or other market for our common stock in the United States, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. MLV is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of MLV will be deemed to be underwriting commissions or discounts.

As of May 10, 2013, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $43.9 million, based on 14,242,967 shares of common stock outstanding, of which 232,972 shares of common stock were held by non-affiliates, and a per share price of $3.13, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 3, 2013. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves significant risks. You should read this prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May   , 2013.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

About this Prospectus	ii
Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Statements	4
Use of Proceeds	6
Dilution	7
Description of Capital Stock	8
Plan of Distribution	11
Legal Matters	12
Experts	12
Where You Can Find More Information	12
Incorporation of Certain Documents by Reference	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of the securities described in the registration statement, in one or more offerings, up to a total dollar amount of $75,000,000. Pursuant to this prospectus, we may sell, in accordance with the At-the-Market Issuance Sales Agreement, or the sales agreement, that we have entered into with MLV & Co. LLC, or MLV, shares of our common stock having an aggregate offering price of up to $14 million.

You should read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” To the extent the information contained in this prospectus differs or varies from the information contained in a document that we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information contained in or incorporated by reference in this prospectus, or in any related “free writing prospectus” that we file with the SEC. We and MLV have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

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SUMMARY

Biodel Inc.

We are a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Our most advanced program involves developing proprietary formulations of injectable recombinant human insulin, or RHI, designed to be more rapid-acting than the “rapid-acting” mealtime insulin analogs currently used to treat patients with Type 1 and Type 2 diabetes. We, therefore, refer to these formulations as our “ultra-rapid-acting” insulin formulations. In addition to our RHI-based formulations, we are using our formulation technologies to develop new ultra-rapid-acting formulations of insulin analogs. These insulin analog-based formulations generally use the same or similar excipients as our RHI-based formulations and are designed to be more rapid-acting than the “rapid-acting” mealtime insulin analogs. However, they may present characteristics that are different from those offered by our RHI-based formulations. We are also developing stable glucagon presentations for use as a rescue treatment for diabetes patients experiencing severe hypoglycemia and a concentrated RHI-based insulin formulation using the same or similar technologies we use to develop our ultra-rapid-acting insulin formulations.

Corporate Information

We were incorporated in the State of Delaware in December 2003. Our principal executive offices are located at 100 Saw Mill Road, Danbury, Connecticut 06810, and our telephone number is (203) 796-5000. Our website address is http://www.biodel.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. References in this prospectus to “Biodel,” “we,” “our,” “us” and other similar terms mean Biodel Inc., unless we state otherwise or the context indicates otherwise.

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THE OFFERING

Common stock offered by us	In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through MLV having an aggregate offering price of up to $14 million.

Manner of offering	“At-the-market” offering that may be made from time to time through MLV as our sales agent. See “Plan of Distribution.”

Use of proceeds
General corporate purposes, including sales and marketing expenses, clinical trial costs, research and development expenses, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business.

Risk Factors
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3 for a discussion of risk factors that you should carefully consider before making a decision to buy shares of our common stock in this offering.

Nasdaq Capital Market symbol	BIOD

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risks related to this offering described below, together with the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, in each case as those risk factors are amended or supplemented by our subsequent filings with the SEC. If any of these risks actually occur, they may materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our securities could decline and you could lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Our management will have broad discretion over the amounts, timing and use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the timing and application of our net proceeds from this offering and could use them for purposes other than those contemplated at the time of this prospectus. Accordingly, you will be relying on the judgment of our management with regard to the timing and use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You may experience immediate and substantial dilution in the book value per share of the common stock that you purchase.

The shares of common stock to be sold in this offering, if any, will be sold from time to time at various prices. We may offer shares of our common stock in this offering at prices that are substantially higher than the net tangible book value per share of our common stock as of March 31, 2013. In that case, you may suffer immediate and substantial dilution in the net tangible book value of the common stock that you purchase in this offering. Our net tangible book value per share was $1.62 as of March 31, 2013. Assuming that an aggregate of 4,472,843 shares of our common stock are sold in this offering during the term of the sales agreement with MLV at a public offering price of $3.13 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2013, for aggregate gross proceeds of $14 million, our pro forma net tangible book value per share after giving effect to this offering would have been $1.95 as of March 31, 2013. This represents an immediate increase in net tangible book value of $0.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.18 per share to investors purchasing shares in this offering. The exercise of outstanding stock options and warrants, the settlement of outstanding restricted stock units or the conversion of outstanding convertible preferred stock may result in further dilution of your investment. See the section entitled “Dilution” for a more detailed illustration of the dilution you would incur if you purchase shares in this offering.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and the documents we incorporate by reference in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Our forward-looking statements in this prospectus and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including:

•	the progress, timing or success of our research and development and clinical programs for our product candidates, including the resulting data from clinical trials of an ultra-rapid-acting insulin formulation or a stable glucagon presentation;

•	our ability to complete our ongoing Phase 2 clinical trial of BIOD-123, our lead candidate for an ultra-rapid-acting insulin formulation, and the outcome of that trial;

•	the success of our formulation development work to improve the stability of our newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations;

•	our ability to conduct the development work necessary to select a lead product candidate for glucagon intended as a rescue treatment for severe hypoglycemia and commence preclinical development and clinical trials of that product candidate;

•	the results of our real-time stability programs for our RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and our ability to accurately project real-time stability on the basis of accelerated testing;

•	our ability to accurately anticipate technical challenges that we may face in the development of our ultra-rapid-acting RHI- and insulin analog-based product candidates or our glucagon rescue product candidates;

•	our ability to secure approval by the U.S. Food and Drug Administration, or the FDA, for our product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act;

•	our ability to conduct pivotal clinical trials and other tests or analyses required by the FDA to secure approval to commercialize an ultra-rapid-acting insulin formulation or a stable glucagon presentation;

•	our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves;

•	our ability to enforce our patents for our product candidates and our ability to secure additional patents for our product candidates;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the degree of clinical utility of our product candidates, particularly with regard to our ultra-rapid-acting insulin formulations, which have not yet been shown to be clinically superior to existing rapid-acting insulin analogs;

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•	the emergence of competing technologies and products and other adverse market developments, such as advancements in glucagon stabilization technologies that could enable a room-temperature rescue product in a portable, easy to use presentation;

•	the ability of our contract manufacturing organizations or collaborators to produce our products in our final dosage form;

•	our commercialization, marketing and manufacturing capabilities and strategies; and

•	our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included or incorporated by reference important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that have been filed as exhibits to the registration statement of which this prospectus forms a part or to any document incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. It is routine for internal projections and expectations to change as the year, or each quarter in the year, progresses, and, therefore, it should be clearly understood that the internal projections and beliefs upon which we base our expectations are made as of the date of this prospectus and may change prior to the end of each quarter or the year. While we may elect to update forward-looking statements at some point in the future, we do not assume any obligation to update any forward-looking statements contained or incorporated by reference in this prospectus.

5

USE OF PROCEEDS

We intend to use the net proceeds, if any, to us from our sale of shares of common stock in this offering for general corporate purposes, including sales and marketing expenses, clinical trial costs, research and development expenses, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, including the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and allocation of these proceeds.

Pending any such uses, we intend to invest the proceeds in a variety of capital preservation investments, including short-term or long-term investment-grade, interest-bearing instruments.

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DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share after giving effect to this offering.

Our net tangible book value as of March 31, 2013 was approximately $23.0 million, or $1.62 per share. After giving effect to the sale of an aggregate of $14 million in shares of our common stock in this offering during the term of the sales agreement with MLV at an assumed public offering price of $3.13 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2013, and after deducting commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of March 31, 2013 would have been approximately $36.5 million, or $1.95 per share. This represents an immediate increase in net tangible book value of $0.33 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.18 per share to investors purchasing shares in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$3.13
Net tangible book value per share as of March 31, 2013	$1.62
Increase in net tangible book value per share attributable to this offering	$0.33
Pro forma net tangible book value per share after giving effect to this offering		$1.95
Dilution per share to investors purchasing shares in this offering		$1.18

This table assumes, for illustrative purposes only, that an aggregate of 4,472,843 shares of our common stock are sold in this offering during the term of the sales agreement with MLV at a public offering price of $3.13 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 10, 2013, for aggregate gross proceeds of $14 million. However, the shares to be sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $3.13 per share, assuming an aggregate of $14 million in shares of our common stock is sold at that price, would increase our pro forma net tangible book value per share after giving effect to this offering to $2.02 per share and would increase the dilution in net tangible book value per share to investors purchasing shares in this offering to $1.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $3.13 per share, assuming an aggregate of $14 million in shares of our common stock is sold at that price, would decrease our pro forma net tangible book value per share after giving effect to this offering to $1.87 per share and would decrease the dilution in net tangible book value per share to investors purchasing shares in this offering to $0.76 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The above discussion and table are based on 14,201,997 shares of our common stock issued and outstanding as of March 31, 2013 and do not give effect to the issuance of shares of common stock underlying options, warrants restricted stock units or shares of convertible preferred stock outstanding as of that date. There may be further dilution to the extent that any of our outstanding options or warrants are exercised, any of our outstanding restricted stock units are settled or any of our outstanding shares of preferred stock are converted. There may also be further dilution if we grant additional options or other awards under our stock incentive plan or if we issue shares of common stock or securities exercisable for or convertible into shares of common stock in the future.

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DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The following descriptions of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation, as amended, and our amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 62,500,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of May 10, 2013, we had 14,242,967 shares of common stock outstanding.

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders. Holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Our board of directors has designated 2,000,000 of the 50,000,000 authorized shares of preferred stock as Series A Convertible Preferred Stock and 4,000,000 of the 50,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock. As of April 30, 2013, we had 1,813,944 shares of Series A Preferred Stock and 3,605,607 shares of Series B Preferred Stock outstanding. Subject to certain limitations preventing holders of Series A Preferred Stock and Series B Preferred Stock from converting their shares if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.98% of the total number of shares of common stock then issued and outstanding, each share of Series A Preferred Stock is convertible into one quarter of a share of common stock (or an aggregate of 453,486 shares of common stock) and each share of Series B Preferred Stock is convertible into one share of common stock (or an aggregate of 3,605,607 shares of common stock). In the event of our liquidation, dissolution or winding up, holders of the Series A Preferred Stock and Series B Preferred Stock will receive a payment equal to $0.01 per share of preferred stock before any proceeds are distributed to the holders of common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of capital stock specifically ranking by its terms senior to the Series A Preferred Stock or the Series B Preferred Stock, holders of the Series A Preferred Stock and Series B Preferred Stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of capital stock that participates with the common stock in such distributions. Shares of Series A Preferred Stock and Series B Preferred Stock generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Series A Preferred Stock will be required to amend the terms of the Series A Preferred Stock and the consent of the holders of a majority of the outstanding Series B Preferred Stock will

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be required to amend the terms of the Series B Preferred Stock. The Series A Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. Holders of Series B Preferred Stock are entitled to receive, and we are required to pay, dividends on shares of the Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. This could also permit our board of directors to institute a stockholder rights plan or “poison pill”.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Staggered Board

Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of

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candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BIOD.”

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with MLV, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $14 million from time to time through MLV as our sales agent. The sales agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus. MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our common stock in the United States, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. MLV may also sell the common stock in privately negotiated transactions, subject to our prior approval. We may instruct MLV not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the sales agreement, we will notify MLV of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed MLV, unless MLV declines to accept the terms of this notice, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of MLV under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay MLV commissions for its services in acting as agent in the sale of our common stock. MLV will be entitled to compensation at a commission rate of up to 3% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, MLV will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of MLV will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making or stabilizing activities involving our common stock while the offering is ongoing under this prospectus.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for us by Hand Baldachin & Amburgey LLP, New York, New York. MLV is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements as of September 30, 2011 and 2012 and for each of the three years in the period ended September 30, 2012 and for the period from December 3, 2003 (inception) to September 30, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.biodel.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the SEC on December 21, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2012, as filed with the SEC on February 14, 2012 and for the quarterly period ended March 31, 2013, as filed with the SEC on May 13, 2013;

•	our Current Reports on Form 8-K filed with the SEC on October 11, 2012, November 7, 2012 and March 11, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A dated May 8, 2007, including any amendments or reports filed for the purpose of updating that description.

In addition, this prospectus incorporates by reference all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration

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statement and (2) after the date of this prospectus and prior to the completion or termination of this offering of securities even though such documents are not specifically identified in this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Biodel Inc. 100 Saw Mill Road Danbury, Connecticut Attention: General Counsel Telephone: (203) 796-5000

13

$14,000,000

Common Stock

Prospectus

May    , 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. Except for the SEC registration fee, all amounts are estimates.

Description	Amount
SEC registration fee		$10,230
Financial Industry Regulatory Authority, Inc. filing fee		11,750
Accounting fees and expenses		(*)
Legal fees and expenses		(*)
Transfer agent’s, trustee’s and depository’s fees and expenses		(*)
Printing and engraving expenses		(*)
Miscellaneous expenses		(*)
Total expenses	$	(*)

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) generally provides that a corporation may indemnify an officer, director, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses, including, attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is threatened to be made a party by reason of such position, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. In the case of actions brought by or in the right of the corporation, no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation provides for the indemnification of its directors and executive officers to the fullest extent permitted under the DGCL. As permitted by Delaware law, the registrant has entered into indemnity agreements with each of its directors and executive officers. These agreements generally require the registrant to indemnify its directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director, officer, employee, or other agent of the registrant or serving at its request as a director, officer, employee, or other agent of another corporation or enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, all expenses incurred by one of the registrant’s directors or executive officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the registrant upon delivery to it of an undertaking, by or on behalf of the director or executive officer, to repay all advanced amounts if it is ultimately determined that the director or executive officer is not entitled to be indemnified by the registrant under his or her indemnification agreement, the registrant’s amended and restated bylaws or the DGCL. The indemnification agreements also set forth certain procedures that will apply in the event any of the registrant’s directors or executive officers brings a claim for indemnification under his or her indemnification agreement.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any transaction from which the director derives an improper personal benefit;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions of shares; or

•	any breach of a director’s duty of loyalty to the corporation or its stockholders.

The registrant’s certificate of incorporation includes such a provision.

There is currently no pending litigation or proceeding involving any of the registrant’s directors or executive officers for which indemnification is being sought. The registrant is not currently aware of any threatened litigation that may result in claims for indemnification against it by any of its directors or executive officers.

The registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as officers and directors.

Item 16. Exhibits

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on May 13, 2013.

BIODEL INC.

By:	/s/ ERROL DE SOUZA
Dr. Errol De Souza President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Errol De Souza, Gerard J. Michel and Paul S. Bavier, and each of them acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ERROL DE SOUZA	President and Chief Executive Officer	May 13, 2013
Errol De Souza	(Principal Executive Officer) and Director

/s/ GERARD MICHEL	Chief Financial Officer, Vice President,	May 13, 2013
Gerard Michel	Corporate Development and Treasurer
(Principal Financial and Accounting Officer)

/s/ IRA W. LIEBERMAN	Chairman of the Board	May 13, 2013
Ira W. Lieberman

/s/ JULIA R. BROWN	Director	May 13, 2013
Julia R. Brown

Director
Barry H. Ginsberg

/s/ DANIEL LORBER	Director	May 13, 2013
Daniel Lorber

/s/ BRIAN J.G. PEREIRA	Director	May 13, 2013
Brian J.G. Pereira

/s/ DAVEY S. SCOON	Director	May 13, 2013
Davey S. Scoon

EXHIBIT INDEX

Exhibit Number	Description
1.1	The form of any underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.
1.2
At-the-Market Issuance Sales Agreement, dated May 13, 2013, between the Registrant and MLV & Co. LLC (Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on May 13, 2103).

4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504)).
4.2	Certificate of Designation of Series A Convertible Preferred Stock of the registrant (Incorporated by reference to exhibit 4.6 to the registrant’s Current Report on Form 8-K filed on May 19, 2011).
4.3
Certificate of Amendment to registrant’s Second Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 11, 2012).

4.4	Certificate of Designation of Series B Convertible Preferred Stock of the registrant (Incorporated by reference to Exhibit 4.8 to the registrant’s Current Report on Form 8-K filed on June 27, 2012).
4.5
Certificate of Amendment of registrant’s Second Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.5 to the registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed on December 21, 2102).

4.6	Registrant’s Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.6 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504)).
4.7	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (SEC File No. 333-140504)).
4.8	Form of Senior Indenture.
4.9	Form of Subordinated Indenture.
4.10
The form of any senior note with respect to any series of senior notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

4.11
The form of any subordinated note with respect to any series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

4.12
The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

4.13
The form of any warrant agreement with respect to each particular series of warrants issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

4.14
The form of any unit agreement with respect to each particular series of units issued hereunder will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

5.1	Opinion of Hand Baldachin & Amburgey LLP.
23.1	Consent of BDO USA, LLP

23.2	Consent of Hand Baldachin & Amburgey LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page)
25.1	The Statement of Eligibility of Trustee on From T-1 will be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference